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                                                                   EXHIBIT 10.12

THIS WEBSITE AGREEMENT (Agreement) is entered into as of the 15th day of September, 1997, ("Effective Date") by and between Thomson Investors Network ("TIN"), having an address at 1355 Piccard Drive, Rockville, MD ("TIN"), and Axxess, Inc., a Delaware corporation having offices at 201 Park Place, Ste. 321, Altamonte Springs, FL 32701 ("Axxess").

W I T N E S S E T H :

WHEREAS, TIN is in the business of assembling and organizing information from electronic databases and creating therefrom HTML content for distribution by way of the Internet.

WHEREAS, TIN is the proprietor of and has the right to license the Thomson Investors Network content described in greater detail in Paragraph 1.

WHEREAS, Axxess offers Internet-based information services through a World Wide Web service known as "FinancialWeb" capable of receiving, storing and disseminating content by use of the Internet based computer hardware and computer software and Internet based data communications networks ("the System").

WHEREAS, TIN desires to make its HTML content available to Axxess for Axxess' use.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein. TIN and Axxess (collectively, the Parties) hereby agree as follows:

1. SERVICES

During the term of this Agreement, TIN agrees to provide the following services to Axxess:

        TIN will provide, host and maintain a co-branded Web site containing the following:

Stock and Fund TipSheets; 25 Stock and 25 Funds reports per registered user per month; PortfolioTracker for both Stocks and Funds; FlashMail for both Stocks and Funds; LiveTicker; OTC Bulletin Board quotes, News.

TIN agrees to modify the report per user per month allotment going forward, based on the mutual analysis and agreement between TIN and FinancialWeb.

        1.2. TIN will provide, host and maintain for Axxess a private labelled version of TIN's Real Time Quotes product for $50/CPM, no minimum flight requirements. CPM count begins on the Indices page, which is the first quotes page. Ad banner revenue on the private labelled site belongs to Axxess.

A full flight on the sponsored version of the Real Time Quotes site, for $15/CPM, will be discounted by 10% if Axxess commits to the flight before October 1, 1997.

        1.3. "Trade Now" buttons on the current TIN site's Funds and Company pages linking to Axxess from TIN's Trading Room.

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2. GRANT OF LICENSE

        2.1. Grant of License. Subject to the terms and conditions of this Agreement, TIN hereby grants to Axxess a non-exclusive, non-transferable license to distribute electronically via the Internet the HTML content for the sole purposes of permitting Axxess's Subscribers to access the HTML content for search and retrieval activities.

        2.2. Distribution over Media. No other distribution of the HTML content by Axxess including, but not limited to, distribution via site licensing, on-line distribution, off-line downloading tapes, discs, CD-ROM, optical media, hard copy formats, or print publication shall be permitted without the express written permission of an authorized officer of TIN.

        2.3. Sub-licensing. Axxess specifically agrees and understands that no rights of dissemination by any third party and no rights to sub-license to any third party are being granted to Axxess under this Agreement.

        2.4. Right to HTML content, Copyrights and Trademarks. Except for the limited license specifically provided herein, this Agreement shall not transfer to Axxess any right, to or interest in, the HTML content, or in any data included in the HTML content, or in any copyright or trademark pertaining thereto.

3. PROPRIETARY RIGHTS

        3.1. Axxess agrees to allow the System to display or print the following notice (as such notice may be revised from time to time) whenever any user is given access to a TIN page or report in the System:

Copyright, Thomson Investors Network, [year] All Rights Reserved

        3.2. Upon the effective date of cancellation, expiration, or other termination of this Agreement, the non-owning party shall discontinue any and all use of the other's Marks, excepting solely for reasonable quantities of general purpose materials (i.e., catalogs and brochures) which may be on hand at that time and may be used until same are replaced or reprinted but not for longer than six (6) months.

4. FEES

Axxess shall pay TIN fees owing to TIN within forty-five (45) days after the end of each calendar month:

        4.1. Licensing fee of $15,000 per month, payable as follows: $5,000 for each of the first three months; $10,000 for each of the following three months; $15,000 for each of the following three months; $30,000 for each of the remaining three months.

        Pay per view fees, based on fees offered TIN subscribers for this service, will be shared equally between TIN and FinancialWeb.

5. WARRANTIES; DISCLAIMERS

        5.1. TIN represents and warrants that TIN is the owner of, or has the right to license the HTML content, as provided herein, and that, to the best of its knowledge, the HTML content does not violate the copyrights, trademarks or other proprietary rights of any third party.

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        5.2. TIN shall promptly correct or authorize Axxess to correct any inaccuracies in the HTML content brought to TIN's attention by Axxess, provided that TIN agrees that such corrections are reasonable.

        5.3. TIN obtains information for inclusion in the HTML content from sources which TIN believes to be reliable, but TIN does not guarantee the accuracy and/or completeness of the HTML content or any date included therein. TIN MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE HTML CONTENT OR ANY DATA INCLUDED THEREIN. TIN MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF USE WITH RESPECT TO THE HTML CONTENT OR ANY DATA INCLUDED THEREIN. AXXESS AGREES, AND SHALL REQUIRE EACH SUBSCRIBER TO AGREE, THAT IN NO EVENT WILL TIN BE LIABLE FOR THE RESULTS OF AXXESS'S OR ANY SUBSCRIBER'S USE OF THE HTML CONTENT, FOR ITS OR THEIR INABILITY OR FAILURE TO CONDUCT ITS OR THEIR BUSINESS, OR FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES. AXXESS FURTHER AGREES THAT IN NO EVENT WILL THE TOTAL AGGREGATE LIABILITY OF TIN FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT AND SERVICES PERFORMED HEREUNDER. WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, EXCEED THE TOTAL AMOUNT PAID BY AXXESS TO TIN DURING THE PRECEDING TWELVE- (12-) MONTH PERIOD, EVEN IF TIN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL CLAIM, LOSS, OR DAMAGE. THE FOREGOING LIMITATION OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES.

        Neither party shall have any liability for lost profits, indirect, special or consequential damages.

        5.5. TIN acknowledges and agrees that it will not:

                (i) recommend or endorse specific securities;

                (ii) take part (other than by routing messages) in the financial services offered by Axxess, including the opening, maintenance, administration, or closing of accounts, the solicitation of trades, or provide specialized assistance in resolving problems, discrepancies or disputes involving brokerage accounts or related securities transactions;

                (iii) answer questions or engage in negotiations involving Axxess brokerage accounts or related securities transactions and will direct all such inquiries to Axxess customer service support personnel;

                (iv) accept orders, select among broker-dealers or route orders for customers to markets for execution;

                (v) handle customer funds or securities related to securities orders transmitted to Axxess or effect clearance or settlement of customer trades; or

                (vi) extend credit to any customer for the purpose of purchasing securities through, or carrying securities with, Axxess.

        5.6. The provisions of this Paragraph 5 shall survive any termination of this Agreement.

6. FORCE MAJEURE

Neither Axxess nor TIN shall bear any responsibility or liability for any losses arising out of any delay

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in or interruption of their performance of their obligations under this
Agreement due to any act of God, act of governmental authority, act of the public enemy or due to war, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike or other work stoppage or slowdown) severe or adverse weather condition or other cause beyond the reasonable control of the party so affected.

7. TERMINATION

        The term of this Agreement shall commence as of the date hereof and shall terminate one (1) year from the Commencement Date. Thereafter, this Agreement shall automatically renew each year for successive one (1) year terms, unless Axxess notifies TIN in writing of its decision not to renew at least thirty (30) days prior to the end of any such one year term, or unless TIN notifies Axxess in writing of its decision not to renew at least ninety (90) days prior to the end of any one (1) year renewal term after the first renewal term.

        7.1. In the case of material breach by either party of any of the terms of this Agreement, the party not in breach may terminate this Agreement by giving thirty (30) days' written notice if the breaching party shall not have corrected such material breach within such thirty (30) day period.

        Either party hereto may terminate this Agreement immediately by giving written notice if a petition shall be filed against the other party under any provision of the Bankruptcy Code or amendments thereto or if a receiver shall be appointed for the other party or any of its property and said petition or appointment shall remain un-vacated for a period of thirty (30) days, or if the other party shall file a petition under any provision of the Bankruptcy Code or amendments thereto or file any petition or action under any reorganization, insolvency or debt moratorium law or any other law or laws for the relief of or relating to debtors, or if the other party takes any corporate action to initiate any of the foregoing, or if a writ of attachment or injunction shall be issued against the other party or any of its property such that either will not be able to continue its normal operations as contemplated under this Agreement and said attachment or injunction shall not be removed, bonded or vacated within thirty (30) days, or if the other party shall be unable to admit in writing that it is able to pay its debts as they mature, become insolvent, however evidenced, commit an act of bankruptcy, make an assignment for the benefit of creditors, appoint a committee of creditors or liquidating agent, or make an offer of composition or bulk sale or if the other party shall be dissolved or apply for dissolution or cease to do business, other than in connection with a corporate reorganization.

8. INDEMNIFICATION

        8.1. TIN shall indemnify Axxess and hold it harmless from any and all actions, injuries, damages and liabilities, including reasonable attorneys' fees, arising out of (i) an alleged infringement of the copyrights or trademarks of any person resulting from Axxess's authorized distribution of the HTML content, or (ii) a breach of TIN's representations and warranties of this Agreement.

        8.2. Axxess shall indemnify TIN and hold it harmless from any and all actions, injuries, damages and liabilities, including reasonable attorneys' fees, arising out of (i) an alleged infringement of the copyrights or trademarks of any person with respect to the System; or (ii) a breach of Axxess's representations and warranties of this Agreement.

        Conditions Precedent. The obligations of either party to provide indemnification under this Agreement shall be contingent upon the party seeking indemnification (i) providing the indemnifying party with prompt written notice of any claim for which indemnification is sought, (ii) cooperating fully with the indemnifying party and (iii) allowing the indemnifying party to control the defense and settlement of such claim.

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        8.4.  Axxess will indemnify TIN for any claim arising in connection with the activities referred to in Section 5.5.

9. INJUNCTIVE RELIEF

        In the event of a breach of threatened breach of any of the provisions of this Agreement by Axxess, or any employee or representative of Axxess, Axxess acknowledges that TIN shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof, but nothing herein shall preclude TIN from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

10. CONFIDENTIALITY

        10.1. Axxess shall treat as strictly confidential and shall not disclose or transmit to any third parties the specific terms of this Agreement, or any documentation, contents thereof, or other proprietary or confidential materials provided to Axxess during the term of this Agreement. Information shall not be deemed as "proprietary" or "confidential" which (i) is or becomes publicly known through no wrongful act of the Axxess; (ii) is rightfully received from a third party without restriction and without breach of this Agreement; (iii) is developed or received independently by Axxess; or (iv) is approved for release by written authorization by TIN.

        10.2. TIN shall treat as strictly confidential and shall not disclose or transmit to any third parties any documentation, contents thereof, or other proprietary or confidential materials provided to TIN during the term of this Agreement. Information shall not be deemed "proprietary" or "confidential" which
(i) is or becomes publicly known through no wrongful act of TIN; (ii) is rightfully received from a third party without restriction and without breach of this Agreement; (iii) is developed or received independently by TIN; or (iv) is approved for release by written authorization by Axxess.

11. OTHER MATTERS

        11.1. This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns. No assignment of this Agreement shall be made by either party without the prior written consent of the other party, except that either party may assign this Agreement to any company in control of, controlled by or under common control with such party. Except in the case of transfers to affiliated companies, any change in the effective voting control of either party or any merger into or acquisition by any third party of either party hereto or the sale of all or substantially all of the assets of either party shall be deemed an attempted assignment requiring the prior written consent of the other party.

        11.2. This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and may be amended or modified only in writing and signed by duly authorized officers of both parties. This Agreement supersedes all previous agreements between the parties. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

        11.3. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

        11.4. If any provision of this Agreement shall finally be held illegal or unenforceable, such provisions shall be severed and the remainder of the Agreement shall remain in full force and effect unless the business purpose of the Agreement is substantially frustrated thereby.

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        11.5. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement and no waiver shall be effective unless made in writing.

        11.6. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by hand or by confirmed facsimile transmission or five (5) days after mailing, postage prepaid, by register or certified mail, return receipt requested, to the below address or such other addresses as either party shall specify in a written notice to the other.

        Notice to TIN:          Thomson Investors Network
                                        1355 Piccard Drive
                                        Rockville, MD 20850
                                        Attention: Edward F. Murphy

        Notice to Axxess:       Axxess, Inc.
                                        201 Park Place, Suite 321
                                        Altamonte Springs, FL 32701
                                        Attention: Kevin A. Lichtman

        11.7. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

        11.8. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Axxess, Inc.

        By:  [Signature Appears Here]
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        Title:  President
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Thomson Investors Network

        By:
           ------------------------------
        Title:
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